                                      EXHIBIT 9.

                          ILLUSTRATIONS OF ACCOUNT VALUES,
                                SURRENDER VALUES AND
                                   DEATH BENEFITS

     The following tables have been prepared to help show how values under Contracts change with investment experience. The tables illustrate how Account Values, Surrender Values, and Death Benefits under a Contract issued on an Insured of a given age would vary over time if the hypothetical gross investment rates of return on the Portfolios' assets were a uniform, gross, after tax, annual rate of 0%, 6%, and 12%. If the hypothetical gross investment rate of return averages 0%, 6%, or 12%, but fluctuates over or under those averages throughout the years, the Account Values, Surrender Values and Death Benefits may be different.

     The illustrations assume annual payment of Planned Premiums in the amount shown in the table, which equals twelve times the Lifetime Guaranteed
Coverage Monthly Premium for the hypothetical Insured. Payment of this level of Premium annually would guarantee Death Benefit coverage for the Insured's lifetime, regardless of investment performance, assuming no loans or withdrawals are taken.

     The amounts shown for the Account Value, Surrender Value and Death Benefit as of each Contract Anniversary reflect the fact that the net investment return on the assets held in the Sub-Accounts is lower than the gross after-tax return on the Portfolios, as a result of expenses paid by the Portfolios and charges levied against the Sub-Accounts. The values shown reflect a daily charge to the Sub-Accounts of 0.60% of average daily net assets to compensate Liberty Life for its expenses incurred and for assuming mortality and expense risks under the
Contracts.   The illustrations also reflect the deduction of the premium expense charge from each Premium payment. The current premium expense charge is 5.5% of total Premiums paid in each Contract Year up to twelve times the Lifetime Guaranteed Coverage Monthly Premium and 3.5% of any Premium in excess of that amount. We guarantee that the Premium Expense Charge will not exceed 5.5% of each Premium.

     In addition, the net investment returns also reflect the deduction of the Portfolio investment advisory fees and other Portfolio expenses at an annual effective rate of 0.79%, which is the arithmetic average of the actual and estimated fees and expenses for all of the Portfolios, including any expense reimbursements or fee waivers. Without expense reimbursements and fee waivers, the annual effective rate would have been 1.04%. Liberty Life anticipates that the expense reimbursement and fee waiver arrangements will continue past the current year. If there should be an increase or decrease in the expense reimbursements and fee waivers of a Portfolio that has such arrangements, that change will be reflected in the net asset value of the corresponding Portfolio.

     The tables also reflect applicable charges including monthly cost of insurance charges and a Contract Fee of $9.00 per month for Contracts with Face Amounts of less than $100,000 and $6.00 per month for Contracts with higher Face Amounts. For each hypothetical gross investment rate of return, tables are provided reflecting current and guaranteed cost of insurance charges and premium expense charges. After deduction of these amounts (other than the cost of insurance charges, contract fees, and premium expense charges), hypothetical gross average investment rates of return of 0%, 6% and 12% correspond to approximate net annual investment rates of return of -1.39%, 4.61%, and 10.61%, respectively, on both a current and guaranteed basis. Cost of insurance rates vary by issue age (or attained age in the case of increases in Face Amount), sex, rating class and Contract Year and, therefore, cost of insurance charges are not reflected in the approximate net annual investment rate of return stated above.

     The tables reflect the fact that no charges for Federal, state or other income taxes are currently made against the Variable Account. If such a charge is made in the future, a higher gross rate of return than illustrated will be needed to produce the net after-tax returns shown in the tables.

     The tables illustrate the Account Values, Surrender Values, and Death Benefits that would result based upon the hypothetical investment rates of return if all Premiums are paid as indicated, if all Net Premiums are allocated to the Variable Account, and if no Contract loans are taken. The tables also assume that you have not requested an increase or decrease in Face Amount and no partial withdrawals or transfers have been made.

     The Contract offers two Death Benefit Options. Under Option 1, the Death Benefit will be the greater of the Face Amount or a percentage of the Account Value. Under Option 2, the Death Benefit will be the greater of the Face Amount plus the Account Value or a percentage of the Account Value. We subtract any outstanding Contract debt and due and unpaid charges before we pay a Death Benefit. The Death Benefit in the illustration is determined under Option 1.

     Values are shown for Contracts which are issued to preferred non-smoking class Insureds. Values for Contracts issued on a basis involving a higher mortality risk would result in lower Account Values, Surrender Values and Death Benefits than those illustrated. Females generally have a more favorable guaranteed cost of insurance rate structure than males.

     In most states, the Contract includes three coverage guarantees: Minimum Guaranteed Coverage, Limited Guaranteed Coverage, and Lifetime Guaranteed Coverage. While any coverage guarantee is in effect, and you have no outstanding Contract debt, your Contract will not lapse if the Cash Value is insufficient to pay the Monthly Deduction. Provided sufficient premium is paid, in most states Lifetime Guaranteed Coverage will be in effect until the Insured dies, Limited Guaranteed Coverage will be in effect until the later of the Insured's age 75 or 15 years after the Contract Date, and Minimum Guaranteed Coverage will be in effect for the first three Contract Years. In Massachusetts, Lifetime Guaranteed Coverage is not available and Limited Guaranteed Coverage ends after five Contract Years. If you do not pay sufficient premium, one or more coverage guarantees will terminate. If Limited or Lifetime Guaranteed Coverage terminates for this reason, you will be given a fixed time of at least one year to pay sufficient additional premium to restore the guarantee. Even if all of the coverage guarantees terminate, however, your Contract will not lapse provided that the Surrender Value is sufficient to pay the Monthly Deductions as they come due. Your Contract will state a monthly premium amount for each coverage guarantee. For a guarantee to remain in effect your total premiums (less any partial withdrawal) must at least equal the relevant monthly premium amount, times the number of months since the Contract Date, minus the relevant monthly premium amounts for the most recent three months. However, if Lifetime Guaranteed Coverage is in effect when the Insured reaches age 100, we will not require payment of additional Premium, and the Death Benefit will equal the greater of the Face Amount or 101% of the Account Value.

     If the Surrender Value in an illustration is zero, any Death Benefit shown is the Guaranteed Death Benefit. If a Contract Loan is outstanding in this situation, the Contract may lapse in accordance with the Grace Period provisions. The Contract also might lapse in this situation if you previously had partial withdrawals and your total Premium payments, minus the amounts withdrawn, were insufficient to keep the Guaranteed Death Benefit in effect.

     The benefit agreements described in the prospectus are available to add optional insurance benefits to your Contract. The charges for benefit agreements are deducted from your Account Value as part of the Monthly Deduction. The attached illustrations do not include any optional insurance benefits.

     Upon request, Liberty Life will furnish a comparable illustration based on the proposed Insured's age, sex, underwriting classification, proposed Planned Premium, and any available Agreements requested.

                  LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

             FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT

       Male Pref NS: $ 1,008.28  Annual Planned Premium: Issue Age 30
                           $ 100,000 Face Amount
                           Death Benefit Option 1
                      Values-Current Cost Of Insurance



                     0% Hypothetical                       6% Hypothetical                          12% Hypothetical

                 Gross Investment Return               Gross Investment Return                  Gross Investment Return
                 -----------------------               -----------------------                  -----------------------

Contract     Account    Surrender      Death       Account     Surrender         Death      Account    Surrender          Death
  Year         Value        Value    Benefit         Value         Value       Benefit        Value        Value        Benefit
  ----         -----        -----    -------         -----         -----       -------        -----        -----        -------

    1            748            0    100,000           799             0       100,000          850           50        100,000
    2          1,485          685    100,000         1,633           833       100,000        1,788          988        100,000
    3          2,212        1,412    100,000         2,507         1,707       100,000        2,826        2,026        100,000
    4          2,931        2,211    100,000         3,422         2,702       100,000        3,976        3,256        100,000
    5          3,632        2,992    100,000         4,371         3,731       100,000        5,239        4,599        100,000

    6          4,325        3,765    100,000         5,366         4,806       100,000        6,637        6,077        100,000
    7          4,998        4,518    100,000         6,396         5,916       100,000        8,174        7,694        100,000
    8          5,652        5,252    100,000         7,465         7,065       100,000        9,864        9,464        100,000
    9          6,297        5,977    100,000         8,582         8,262       100,000       11,734       11,414        100,000
   10          6,922        6,762    100,000         9,742         9,582       100,000       13,793       13,633        100,000

   11          7,530        7,530    100,000        10,946        10,946       100,000       16,063       16,063        100,000
   12          8,110        8,110    100,000        12,188        12,188       100,000       18,558       18,558        100,000
   13          8,675        8,675    100,000        13,480        13,480       100,000       21,313       21,313        100,000
   14          9,223        9,223    100,000        14,825        14,825       100,000       24,355       24,355        100,000
   15          9,746        9,746    100,000        16,217        16,217       100,000       27,710       27,710        100,000

   16         10,244       10,244    100,000        17,658        17,658       100,000       31,412       31,412        100,000
   17         10,717       10,717    100,000        19,150        19,150       100,000       35,498       35,498        100,000
   18         11,174       11,174    100,000        20,706        20,706       100,000       40,022       40,022        100,000
   19         11,607       11,607    100,000        22,320        22,320       100,000       45,023       45,023        100,000
   20         12,006       12,006    100,000        23,987        23,987       100,000       50,551       50,551        100,000

   25         13,620       13,620    100,000        33,359        33,359       100,000       88,142       88,142        138,383

   30         14,256       14,256    100,000        44,611        44,611       100,000      149,516      149,516        200,352

   35         13,200       13,200    100,000        58,074        58,074       100,000      249,458      249,458        304,339

   40          9,234        9,234    100,000        74,553        74,553       100,000      411,431      411,431        477,260

   45          2,677        2,677    100,000        96,045        96,045       102,768      674,826      674,826        722,064

   50              0            0    100,000       123,747       123,747       129,935    1,106,595    1,106,595      1,161,925

   55              0            0    100,000       156,919       156,919       164,765    1,798,363    1,798,363      1,888,281

   60              0            0    100,000       195,608       195,608       205,389    2,888,546    2,888,546      3,032,973

   65              0            0    100,000       243,885       243,885       246,323    4,660,166    4,660,166      4,706,768

   70              0            0    100,000       304,418       304,418       307,462    7,554,578    7,554,578      7,630,124


Assumptions:

(1) Assumes the planned premium shown is paid at the beginning of each contract year.

(2) Assumes no contract loans have been made.

(3) Values reflect current cost of insurance charges and premium expense charges.

(4) Net investment returns are calculated as the hypothetical gross investment return less all charges and deductions.

(5) The death benefit reflects current Internal Revenue Code requirements based on the guideline premium/cash value corridor test.

(6) Where the surrender value is zero, the death benefit is the guaranteed death benefit. If past premiums are insufficient to keep the guaranteed death benefit in effect or indebtedness is outstanding, a zero surrender value would indicate contract lapse in the absence of additional premium payment. If you take a partial withdrawal, the amount of the withdrawal is added to the minimum total premium payments necessary to keep the guaranteed death benefit in effect.

The Hypothetical Investment Rates of Return Shown above Are Illustrative Only and Should Not be Deemed a Representation of Past or Future Investment Rates of Return. Actual Rates of Return May Be More or less than Those Shown and Will Depend on a Number of Factors, Including the Investment Allocations Made by an Owner and Actual Expenses. The Death Benefit, Account Value and Surrender Value for a Contract Would Be Different from Those Shown If the Actual Rates of Return Averaged 0%, 6% and 12% over a Period of Years but Also Fluctuated above or below Those Averages for Individual Contract Years. No Representations Can Be Made by Liberty Life Assurance Company of Boston That These Hypothetical Rates of Return Can Be Achieved for Any One Year or Sustained over Any Period of Time.

                 LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

             FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT

      Male Pref NS: $ 1,008.28  Annual Planned Premium: Issue Age 30
                           $ 100,000 Face Amount
                          Death Benefit Option 1
                    Values-Guaranteed Cost Of Insurance


                        0% Hypothetical                         6% Hypothetical                        12% Hypothetical

                    Gross Investment Return                 Gross Investment Return                 Gross Investment Return
                    -----------------------                 -----------------------                 -----------------------

 Contract         Account    Surrender       Death       Account    Surrender       Death       Account    Surrender        Death
    Year            Value        Value     Benefit         Value        Value     Benefit         Value        Value      Benefit
    ----            -----        -----     -------         -----        -----     -------         -----        -----      -------

     1                748            0     100,000           799            0     100,000           850           50      100,000
     2              1,462          662     100,000         1,609          809     100,000         1,763          963      100,000
     3              2,163        1,363     100,000         2,455        1,655     100,000         2,771        1,971      100,000
     4              2,850        2,130     100,000         3,334        2,614     100,000         3,880        3,160      100,000
     5              3,521        2,881     100,000         4,248        3,608     100,000         5,101        4,461      100,000

     6              4,177        3,617     100,000         5,198        4,638     100,000         6,445        5,885      100,000
     7              4,817        4,337     100,000         6,184        5,704     100,000         7,924        7,444      100,000
     8              5,437        5,037     100,000         7,206        6,806     100,000         9,551        9,151      100,000
     9              6,039        5,719     100,000         8,265        7,945     100,000        11,341       11,021      100,000
    10              6,620        6,460     100,000         9,361        9,201     100,000        13,311       13,151      100,000

    11              7,179        7,179     100,000        10,495       10,495     100,000        15,478       15,478      100,000
    12              7,715        7,715     100,000        11,667       11,667     100,000        17,863       17,863      100,000
    13              8,227        8,227     100,000        12,879       12,879     100,000        20,490       20,490      100,000
    14              8,716        8,716     100,000        14,131       14,131     100,000        23,385       23,385      100,000
    15              9,178        9,178     100,000        15,425        1,542     100,000        26,576        2,657      100,000

    16              9,612        9,612     100,000        16,760       16,760     100,000        30,096       30,096      100,000
    17             10,016       10,016     100,000        18,138       18,138     100,000        33,980       33,980      100,000
    18             10,390       10,390     100,000        19,560       19,560     100,000        38,269       38,269      100,000
    19             10,732       10,732     100,000        21,025       21,025     100,000        43,009       43,009      100,000
    20             11,038       11,038     100,000        22,536       22,536     100,000        48,251       48,251      100,000

    25             11,884       11,884     100,000        30,737       30,737     100,000        83,834       83,834      131,620

    30             11,049       11,049     100,000        39,936       39,936     100,000       141,474      141,474      189,575

    35              7,362        7,362     100,000        50,053       50,053     100,000       234,564      234,564      286,168

    40                  0            0     100,000        61,013       61,013     100,000       383,718      383,718      445,113

    45                  0            0     100,000        73,223       73,223     100,000       624,065      624,065      667,749

    50                  0            0     100,000        88,862       88,862     100,000     1,016,596    1,016,596    1,067,426

    55                  0            0     100,000       112,348      112,348     117,966     1,634,071    1,634,071    1,715,775

    60                  0            0     100,000       139,049      139,049     146,002     2,579,999    2,579,999    2,708,999

    65                  0            0     100,000       172,338      172,338     174,061     4,103,348    4,103,348    4,144,381

    70                  0            0     100,000       213,947      213,947     216,087     6,571,352    6,571,352    6,637,066

Assumptions:

(1) Assumes the planned premium shown is paid at the beginning of each contract year.

(2) Assumes no contract loans have been made.

(3) Values reflect guaranteed cost of insurance charges and premium expense charges.

(4) Net investment returns are calculated as the hypothetical gross investment return less all charges and deductions.

(5) The death benefit reflects current Internal Revenue Code requirements based on the guideline premium/cash value corridor test.

(6) Where the surrender value is zero, the death benefit is the guaranteed death benefit. If past premiums are insufficient to keep the guaranteed death benefit in effect or indebtedness is outstanding, a zero surrender value would indicate contract lapse in the absence of additional premium payment. If you take a partial withdrawal, the amount of the withdrawal is added to the minimum total premium payments necessary to keep the guaranteed death benefit in effect.

The Hypothetical Investment Rates of Return Shown above Are Illustrative Only and Should Not be Deemed a Representation of Past or Future Investment Rates of Return. Actual Rates of Return May Be More or less than Those Shown and Will Depend on a Number of Factors, Including the Investment Allocations Made by an Owner and Actual Expenses. The Death Benefit, Account Value and Surrender Value for a Contract Would Be Different from Those Shown If the Actual Rates of Return Averaged 0%, 6% and 12% over a Period of Years but Also Fluctuated above or below Those Averages for Individual Contract Years. No Representations Can Be Made by Liberty Life Assurance Company of Boston That These Hypothetical Rates of Return Can Be Achieved for Any One Year or Sustained over Any Period of Time.

                  LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT

       Male Pref NS: $ 5,049.16  Annual Planned Premium: Issue Age 45

                            $ 250,000 Face Amount
                           Death Benefit Option 1
                      Values-Current Cost Of Insurance




                        0% Hypothetical                         6% Hypothetical                         12% Hypothetical

                    Gross Investment Return                 Gross Investment Return                  Gross Investment Return
                    -----------------------                 -----------------------                  -----------------------

Contract         Account    Surrender        Death      Account     Surrender         Death      Account     Surrender       Death
  Year             Value        Value      Benefit        Value         Value       Benefit        Value         Value     Benefit
  ----             -----        -----      -------        -----         -----       -------        -----         -----     -------

    1              4,033          613      250,000        4,296           876       250,000        4,559         1,139     250,000
    2              7,970        4,550      250,000        8,748         5,328       250,000        9,558         6,138     250,000
    3             11,838        8,418      250,000       13,391         9,971       250,000       15,073        11,653     250,000
    4             15,615       12,537      250,000       18,210        15,132       250,000       21,135        18,057     250,000
    5             19,279       16,543      250,000       23,192        20,456       250,000       27,781        25,045     250,000

    6             22,855       20,461      250,000       28,369        25,975       250,000       35,103        32,709     250,000
    7             26,349       24,297      250,000       33,759        31,707       250,000       43,180        41,128     250,000
    8             29,744       28,034      250,000       39,351        37,641       250,000       52,080        50,370     250,000
    9             33,062       31,694      250,000       45,181        43,813       250,000       61,916        60,548     250,000
   10             36,283       35,599      250,000       51,242        50,558       250,000       72,777        72,093     250,000

   11             39,390       39,390      250,000       57,529        57,529       250,000       84,766        84,766     250,000
   12             42,368       42,368      250,000       64,041        64,041       250,000       98,001        98,001     250,000
   13             45,217       45,217      250,000       70,794        70,794       250,000      112,635       112,635     250,000
   14             47,923       47,923      250,000       77,792        77,792       250,000      128,827       128,827     250,000
   15             50,472       50,472      250,000       85,039        85,039       250,000      146,761       146,761     250,000

   16             52,866       52,866      250,000       92,558        92,558       250,000      166,661       166,661     250,000
   17             55,099       55,099      250,000      100,366       100,366       250,000      188,779       188,779     250,000
   18             57,161       57,161      250,000      108,479       108,479       250,000      213,333       213,333     268,800
   19             59,017       59,017      250,000      116,902       116,902       250,000      240,403       240,403     298,100
   20             60,657       60,657      250,000      125,658       125,658       250,000      270,240       270,240     329,693

   25             64,962       64,962      250,000      175,567       175,567       250,000      471,491       471,491     546,930

   30             59,535       59,535      250,000      240,689       240,689       257,538      799,106       799,106     855,043

   35             35,817       35,817      250,000      324,532       324,532       340,758    1,336,233     1,336,233   1,403,045

   40                  0            0      250,000      425,585       425,585       446,864    2,198,914     2,198,914   2,308,860

   45                  0            0      250,000      544,590       544,590       571,819    3,563,401     3,563,401   3,741,571

   50                  0            0      250,000      692,845       692,845       699,774    5,782,945     5,782,945   5,840,775

   55                  0            0      250,000      878,362       878,362       887,145    9,411,284     9,411,284   9,505,397

Assumptions:

(1) Assumes the planned premium shown is paid at the beginning of each contract year.

(2) Assumes no contract loans have been made.

(3) Values reflect current cost of insurance charges and premium expense charges

(4) Net investment returns are calculated as the hypothetical gross investment return less all charges and deductions.

(5) The death benefit reflects current Internal Revenue Code requirements based on the guideline premium/cash value corridor test.

(6) Where the surrender value is zero, the death benefit is the guaranteed death benefit. If past premiums are insufficient to keep the guaranteed death benefit in effect or indebtedness is outstanding, a zero surrender value would indicate contract lapse in the absence of additional premium payment. If you take a partial withdrawal, the amount of the withdrawal is added to the minimum total premium payments necessary to keep the guaranteed death benefit in effect.

The Hypothetical Investment Rates of Return Shown above Are Illustrative Only and Should Not be Deemed a Representation of Past or Future Investment Rates of Return. Actual Rates of Return May Be More or less than Those Shown and Will Depend on a Number of Factors, Including the Investment Allocations Made by an Owner and Actual Expenses. The Death Benefit, Account Value and Surrender Value for a Contract Would Be Different from Those Shown If the Actual Rates of Return Averaged 0%, 6% and 12% over a Period of Years but Also Fluctuated above or below Those Averages for Individual Contract Years. No Representations Can Be Made by Liberty Life Assurance Company of Boston That These Hypothetical Rates of Return Can Be Achieved for Any One Year or Sustained over Any Period of Time.

                  LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT

       Male Pref NS: $ 5,049.16  Annual Planned Premium: Issue Age 45
                            $ 250,000 Face Amount
                           Death Benefit Option 1
                     Values-Guaranteed Cost Of Insurance


                       0% Hypothetical                       6% Hypothetical                          12% Hypothetical

                   Gross Investment Return               Gross Investment Return                  Gross Investment Return
                   -----------------------               -----------------------                  -----------------------

 Contract       Account    Surrender       Death    Account      Surrender        Death      Account       Surrender        Death
   Year           Value        Value     Benefit      Value          Value      Benefit        Value           Value      Benefit
   ----           -----        -----     -------      -----          -----      -------        -----           -----      -------

     1            4,014          594     250,000      4,276            856      250,000        4,539           1,119      250,000
     2            7,700        4,280     250,000      8,469          5,049      250,000        9,270           5,850      250,000
     3           11,279        7,859     250,000     12,798          9,378      250,000       14,445          11,025      250,000
     4           14,746       11,668     250,000     17,264         14,186      250,000       20,108          17,030      250,000
     5           18,097       15,361     250,000     21,872         19,136      250,000       26,310          23,574      250,000

     6           21,325       18,931     250,000     26,619         24,225      250,000       33,104          30,710      250,000
     7           24,420       22,368     250,000     31,505         29,453      250,000       40,548          38,496      250,000
     8           27,371       25,661     250,000     36,525         34,815      250,000       48,707          46,997      250,000
     9           30,164       28,796     250,000     41,674         40,306      250,000       57,654          56,286      250,000
    10           32,789       32,105     250,000     46,952         46,268      250,000       67,477          66,793      250,000

    11           35,235       35,235     250,000     52,357         52,357      250,000       78,273          78,273      250,000
    12           37,490       37,490     250,000     57,890         57,890      250,000       90,160          90,160      250,000
    13           39,549       39,549     250,000     63,558         63,558      250,000      103,278         103,278      250,000
    14           41,396       41,396     250,000     69,362         69,362      250,000      117,779         117,779      250,000
    15           43,011       43,011     250,000     75,298         75,298      250,000      133,841         133,841      250,000

    16           44,372       44,372     250,000     81,365         81,365      250,000      151,673         151,673      250,000
    17           45,453       45,453     250,000     87,563         87,563      250,000      171,522         171,522      250,000
    18           46,215       46,215     250,000     93,885         93,885      250,000      193,677         193,677      250,000
    19           46,617       46,617     250,000    100,325        100,325      250,000      218,331         218,331      270,731
    20           46,619       46,619     250,000    106,886        106,886      250,000      245,454         245,454      299,454

    25           39,071       39,071     250,000    141,999        141,999      250,000      426,892         426,892      495,195

    30           10,021       10,021     250,000    183,132        183,132      250,000      719,281         719,281      769,631

    35                0            0     250,000    240,617        240,617      252,648    1,196,513       1,196,513    1,256,338

    40                0            0     250,000    318,506        318,506      334,432    1,947,748       1,947,748    2,045,136

    45                0            0     250,000    406,438        406,438      426,760    3,099,386       3,099,386    3,254,356

    50                0            0     250,000    515,667        515,667      520,823    4,953,734       4,953,734    5,003,271

    55                0            0     250,000    651,725        651,725      658,243    7,957,456       7,957,456    8,037,030


Assumptions:

(1) Assumes the planned premium shown is paid at the beginning of each contract year.

(2) Assumes no contract loans have been made.

(3) Values reflect guaranteed cost of insurance charges and premium expense charges..

(4) Net investment returns are calculated as the hypothetical gross investment return less all charges and deductions.

(5) The death benefit reflects current Internal Revenue Code requirements based on the guideline premium/cash value corridor test.

(6) Where the surrender value is zero, the death benefit is the guaranteed death benefit. If past premiums are insufficient to keep the guaranteed death benefit in effect or indebtedness is outstanding, a zero surrender value would indicate contract lapse in the absence of additional premium payment. If you take a partial withdrawal, the amount of the withdrawal is added to the minimum total premium payments necessary to keep the guaranteed death benefit in effect.

The Hypothetical Investment Rates of Return Shown above Are Illustrative Only and Should Not be Deemed a Representation of Past or Future Investment Rates of Return. Actual Rates of Return May Be More or less than Those Shown and Will Depend on a Number of Factors, Including the Investment Allocations Made by an Owner and Actual Expenses. The Death Benefit, Account Value and Surrender Value for a Contract Would Be Different from Those Shown If the Actual Rates of Return Averaged 0%, 6% and 12% over a Period of Years but Also Fluctuated above or below Those Averages for Individual Contract Years. No Representations Can Be Made by Liberty Life Assurance Company of Boston That These Hypothetical Rates of Return Can Be Achieved for Any One Year or Sustained over Any Period of Time.